Exhibit 21.1


                      NETWORK EQUIPMENT TECHNOLOGIES, INC.


                     Wholly Owned Subsidiaries of Registrant
                               As of June 14, 2002

N.E.T. APLA, Inc. .................................  (State of Incorporation: Delaware)

N.E.T. China, Inc. ................................  (State of Incorporation: Delaware)

N.E.T. Europe, Ltd. ...............................  (Incorporated Under the Laws of England)

N.E.T. Europe S.A. ................................  (Incorporated Under the Laws of France)

N.E.T. Federal, Inc. ..............................  (State of Incorporation: Delaware)

N.E.T. Japan, Inc. ................................  (State of Incorporation: Delaware)

Netdotcom Broadband Technologies, Inc. ............  (Incorporated Under the Laws of Canada)

Network Equipment Technologies Europe GmbH ........  (Incorporated Under the Laws of Germany)

Network Equipment Technologies Pacific Pty Ltd. ...  (Incorporated Under the Laws of Australia)


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